SUB-ITEM 77Q3

                           MFS MUNICIPAL SERIES TRUST

(a)(i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief financial officer and chief executive officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

(iii)    Certifications

     I, Richard M. Hisey, certify that:

1.       I have reviewed this report on Form N-SAR of MFS MUNICIPAL SERIES TRUST
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 26, 2002

                            _/s/ RICHARD M. HISEY___

                                                     Richard M. Hisey
                                                     Chief Financial Officer

Exhibit Q
Page 3 of 4
SUB-ITEM 77Q3
MFS MUNICIPAL SERIES TRUST

   (iii) Certifications (continued)

     I, John W. Ballen, certify that:

     1.  I have reviewed this report on Form N-SAR of MFS MUNICIPAL SERIES TRUST
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

            a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 26, 2002



                            /s/ JOHN W. BALLEN_______

                                                     John W. Ballen
                                                     Chief Executive Officer



This page being filed for series 2
MFS Municipal Series Trust, MFS North Carolina Municipal Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $7,345
Class B           $1,196
Class C           $532

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.28
Class B           $0.24
Class C           $0.24


Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           26,025
Class B           4,920
Class C                    2,356


Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $12.41
Class B           $12.40
Class C           $12.40













This page being filed for series 4
MFS Municipal Series Trust, MFS Virginia Municipal Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $
Class B           $
Class C           $

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.00
Class B           $0.00
Class C           $0.00


Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           0
Class B           0
Class C                    0

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $0.00
Class B           $0.00
Class C           $0.00



















This page being filed for series 11
MFS Municipal Series Trust, MFS New York Municipal Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $2,993
Class B           $658
Class C           $222

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.27
Class B           $0.23
Class C           $0.23


Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           11,372
Class B           3,166
Class C                    1,044


Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $11.66
Class B           $11.63
Class C           $11.64


















This page being filed for series 22
MFS Municipal Series Trust, MFS California Municipal Bond Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $7,918
Class B           $1,844
Class C           $777

Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.14
Class B           $0.12
Class C           $0.12

Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           55,581
Class B           16,057
Class C                    7,297

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $6.10
Class B           $6.10
Class C           $6.12




















This page being filed for series 23 MFS Municipal Series Trust, MFS Municipal Income Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 & 72DD2 - Total income dividends for which record date passed during the period ($000's omitted)

Class A           $7,333
Class B           $1,379
Class C           $   826


Item 73A1 & 73A2 - Dividends from net investment income (per share amount)

Class A           $0.22
Class B           $0.19
Class C           $0.19


Item 74U1 & 74U2 - Number of shares outstanding  (000's omitted)

Class A           33,338
Class B            7,340
Class C                     4,560

Item 74V1 & 74V2 - Net asset value per share (to nearest cent)

Class A           $8.77
Class B           $8.78
Class C           $8.79